                                                                    EXHIBIT 10.7


                             AMENDED AND RESTATED
                  COGENERATION AND GREENHOUSE LEASE AGREEMENT



          THIS AMENDED AND RESTATED COGENERATION AND GREENHOUSE LEASE AGREEMENT, dated as of this 1st day of June, 1992, is between BRUSH COGENERATION PARTNERS, a Colorado general partnership ("Landlord") and BRUSH GREENHOUSE PARTNERS II Limited Liability Company, a Colorado limited liability company ("Tenant").

                                   RECITALS
                                   --------

          A. Landlord and Tenant have entered into Cogeneration and Greenhouse Lease Agreement dated as of March 19, 1992, and desire hereby to amend and restate such agreement in its entirety.

          B. Landlord is the owner of the real property described on Exhibit A attached hereto (the "Project Property"). Landlord is constructing a net 68 megawatt cogeneration facility on the Project Property, consisting of an electrical generating facility (the "Power Plant"), an approximately 18-acre greenhouse facility, an adjacent packing facility and certain related facilities.

          C. Tenant has entered into a Greenhouse Management Agreement (the "Greenhouse Management Agreement"), dated January 22, 1992 with Spring Gardens, Inc. pursuant to which Tenant will retain Spring Gardens, Inc. as a consultant to assist in the construction and operation of the greenhouse facility.

          D. Landlord and Tenant desire to enter into this Lease in order for Tenant to lease the greenhouse and packing facility from Landlord and to provide for the purchase by Tenant of the thermal output of Landlord's Power Plant for use in heating the greenhouse. The greenhouse, the packing facility and Landlord's Power Plant and appurtenant facilities are collectively referred to herein as the "Project."

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby covenant and agree as follows:

          1.   Premises.
               --------

               a. Landlord hereby leases to Tenant and Tenant leases from Landlord a portion of the Project Property,
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consisting of that certain real property depicted on the Plot Plan attached hereto as Exhibit A-1, and all structures, buildings and all appurtenances, hereditaments, and easements thereon, including the greenhouse and packing facility to be constructed thereon (collectively, the "Premises").

               b. In addition, Landlord hereby grants Tenant a nonexclusive easement for the Term of this Lease for the use of the auxiliary equipment building located on the Project Property and depicted on the Plot Plan attached hereto as Exhibit A-1 (the "Auxiliary Building") for the purpose of access to and repair, maintenance and replacement of the emergency boilers, the fertilizer/irrigation system and any other equipment under the control of Tenant relating to the operation of the Premises and located in the Auxiliary Building, provided that such use does not interfere with Landlord's use of the Project Property.

               c. The Premises shall consist of an approximately 18-acre greenhouse facility and an approximately 12,000 square feet packing facility (which facility will include packing, storage and office facilities). It is the parties' intention that the Premises consist of the greenhouse and the packing facility to be constructed on the Project Property approximately in the location depicted on Exhibit A-1 attached hereto and that this Lease and the definition of "Premises" herein shall cover all such facilities, even if not constructed in the exact location depicted on Exhibit A-1 attached hereto. It is also the parties' intention that the easement to use the Auxiliary Building granted pursuant to paragraph 1b. above cover such building even if not constructed in the exact location depicted on Exhibit A-1 attached hereto. At such time as the greenhouse facility, packing facility and Auxiliary Building have been constructed, Landlord and Tenant shall enter into an amendment to this Lease incorporating the description of the greenhouse facility and packing facility set forth on such survey as the description of the Premises and the description of the auxiliary building set forth on such survey as the description of the Auxiliary Building.

               d. Landlord warrants that so long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Premises, subject to any mortgage and all matters of record or other agreements to which this Lease is or hereafter may be subordinated.

          2.   Term.  The term (the "Term") of this Lease shall commence on the
               ----
earlier of (i) the date specified by Landlord in a written notice from Landlord to Tenant (the date which

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Landlord specifies the Term of the Lease is to commence is referred to herein as the "Commencement Date") or (ii) the date on which Landlord notifies Tenant that the greenhouse facility is completed and available for use. The Commencement
Date specified by Landlord in such notice must be on or before July 15, 1994. Landlord may terminate this Lease in the event of default as defined hereinafter. The Term of the Lease shall expire (unless earlier terminated as provided elsewhere herein) upon the earlier of (i) at the election of Landlord with the consent of Lender (as hereinafter defined), the expiration or termination of the Category Number 4A On-System Power Purchase Agreement, dated August 29, 1988, between CTI Partners and Public Service Company of Colorado
(the "Power Purchase Agreement") (relating to Landlord's Power Plant adjacent to the Premises), (ii) 15 years after the Date of Commercial Operation (as such term is defined in the Power Purchase Agreement), (iii) the date mutually agreed to in writing by the Landlord and Tenant, with the consent of Lender, or (iv) at the option of Lender, its successors or assigns or the holder(s) of any mortgage or deed of trust encumbering the Premises (collectively "Lender"), upon the declaration of a default and the acceleration of indebtedness to any Lender of its security interest in the Premises. The provisions of this paragraph 2(iv) were made for the express benefit of the Lender as a third party beneficiary, and subject to the terms and conditions of this paragraph 2(iv), the Lender shall have the right to exercise and enforce the rights granted to it herein.

          3.   Termination.  This Lease shall terminate as provided in paragraph
               -----------
2(ii) above without the necessity of any notice from either Landlord or Tenant to terminate the same. This Lease shall terminate as provided in paragraph 2(i) or 2(iv) above ten days after receipt by Tenant of written notice from the Landlord (with respect to paragraph 2(i)) or Lender (with respect to paragraph 2(iv)). To the extent permitted by law, Tenant hereby waives notice to vacate or quit the Premises except as expressly provided above and agrees that Landlord shall be entitled to the benefit of all provisions of the law respecting summary recovery of possession of the Premises from Tenant holding over to the same extent as if statutory notice had been given.

          4.   Holding Over.  If Tenant shall be in possession of the Premises
               ------------
at the end of the Term, with the consent or permission of Landlord and Lender, the tenancy under this Lease shall become month-to-month upon all of the terms and conditions contained in this Lease and such tenancy shall be terminable by either party upon 30 days' notice to the other party. If Tenant shall be in possession of the Premises at

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the end of the Term without the consent or permission of the Landlord and
Lender, Tenant shall pay rent in an amount equal to twice the rental due pursuant to paragraph 6 below for the time that Tenant holds over. Payment of such amount by Tenant or receipt of such amount by Landlord shall not be construed as consent by Landlord to Tenant's holding over.

          5.   Use.  Tenant agrees to promptly plant the first crop as soon as
               ---
is reasonably practicable at a time mutually agreed upon by the parties. Use of the Premises shall be exclusively for the growing, processing, packaging and marketing of tomatoes and other greenhouse products and related uses incident thereto. Tenant agrees to use no less than 90% of the usable growing space in the Premises for the growing of tomatoes. Tenant may use the remaining 10% of the usable growing space in the Premises for growing such other crops as Tenant desires. Tenant may not use more than 10% of the usable growing space in the Premises for growing any crop other than tomatoes without the prior written consent of Landlord and Lender. Landlord and Lender shall not unreasonably withhold their consent to such growing of other crops provided that Tenant establishes to Landlord's and Lender's reasonable satisfaction that such crops are as economically viable as tomatoes under the projections presented as part of the Application (as defined in paragraph 7(i) (below) and that the growing of such crops will require the Greenhouse to be heated in a manner requiring the useful application of thermal energy from the Power Plant into quantities sufficient to maintain the Power Plant's status as a "qualifying cogeneration facility" under the Federal Public Utility Regulatory Policies Act of 1978 and the regulations promulgated thereunder by FERC (collectively "PURPA"). Notwithstanding the foregoing, in the event that Landlord determines that Tenant's growing of any crops, including tomatoes in any way would fail to require the Greenhouse to be heated in a manner requiring the useful application of thermal energy from the Power Plant in quantities sufficient to maintain the Power Plant's status as a qualifying cogeneration facility under PURPA, Tenant shall immediately cease growing such crops and shall commence growing such crop or crops as may be necessary for the Project to be a qualifying facility under PURPA.

          6.   Rental.
               ------

               a.   Rental Amount.  Tenant shall pay during the Term of this
                    -------------
Lease as rent for the Premises, without any prior demand, setoff, counterclaim, deduction or abatement whatsoever, the sum of $850,000 per year, payable in equal monthly installments of $70,833.33 each, which installments

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shall commence on the Commencement Date, and shall be due and payable in advance on the first day of each and every month thereafter during the entire Term of this Lease, except to the extent Tenant elects to defer up to the first four monthly installments of rent as provided in paragraph 6b. below. Tenant shall not be obligated for any rent hereunder with respect to its occupancy and use of the greenhouse facility prior to the Commencement Date.

               b.   Deferral of Rent.  Tenant may, at Tenant's option, defer
                    ----------------
payment of up to but not more than the first four monthly installments of rent due under this Lease as set forth below. In the event that Tenant elects to defer any monthly installments of rent hereunder, Tenant shall provide Landlord with a notice of its intention to defer payment of such monthly installment of rent prior to the first due date of such rental payment. Tenant may exercise such option only if Tenant is unable to pay the rent provided hereunder out of cash flow to Tenant from its operation of the greenhouse facility. The total amount of monthly rent deferred in accordance with this subparagraph b. is referred to herein as the "Deferred Rental Amount." The number of months that payment of rental is deferred in accordance with this subparagraph b. is referred to herein as the "Deferral Period." The Deferred Rental Amount plus interest thereon (at the rate equal to the greater of (i) two percent per annum above the rate of interest publicly announced or published from time to time by Bank of America NT and SA as its "reference rate" (such reference rate being referred to herein as the "Prime Rate") or (ii) ten percent per annum) shall be payable in equal monthly installments commencing on the first day of the month following the Deferral Period. If the Deferral Period is one or two months, the Deferred Rental Amount plus interest shall be payable in nine equal monthly installments. If the Deferral Period is three or four months, the Deferred Rental Amount plus interest shall be payable in 18 equal monthly installments. Tenant may, at Tenant's option, prepay all or any part of the Deferred Rental Amount at any time, on the condition the amount of any such prepayment must be at least $25,000.

               c.   Payment of Rental.  Tenant shall pay all rental (including
                    -----------------
any Deferred Rental Amount) when due and payable, without any setoff, counterclaim, abatement, deduction or prior demand therefor whatsoever. In addition, any rental (other than the Deferred Rental Amount to the extent that it is not yet due and payable) which is not paid within ten days after the same is due shall bear interest at a default rate equal to the Prime Rate plus six percent per annum from the first day due until paid. Unless otherwise directed in writing by Landlord and consented to by Lender, payment of rent shall be made to Landlord in immediately available funds at its account maintained at Central Bank Denver, National Association. The payment of rent and all other sums due hereunder is independent of each and every other covenant and agreement contained in this Lease.

               d.   Limitation on Distributions.  Tenant agrees that prior to
                    ---------------------------
making any distributions of profits or other sums to the partners of Tenant pursuant to Tenant's partnership agreement, Tenant shall have (1) deposited and there shall then be on deposit in an escrow account for the benefit of Landlord an amount equal to one year's rental under this Lease and (2) paid the entire Deferred Rental Amount plus all interest thereon. Such account shall be maintained in the name of Brush Cogeneration Partners/Brush Greenhouse Partners II LLC at Central Bank Denver, National Association or such other financial institution as may be designated by Landlord and reasonably acceptable to Lender; and Tenant, Landlord and Central Bank or such other financial institution designated by Landlord and reasonably acceptable to the Lender, shall enter into an escrow agreement acceptable to Landlord and Lender providing that in the event Tenant fails to make any payment of rent hereunder, Landlord shall be entitled to withdraw from such escrow account by transferring from such account to the Revenue Account (as such term may be defined in a Deposit and Disbursement Agreement or similar agreement between Landlord, Lender and Central Bank Denver, National Association or other bank acting as escrow agent) all amounts necessary to pay any rent and any other sums that Tenant fails to pay hereunder. Tenant shall have no obligation to establish such account unless and until Tenant desires to make a distribution of profit or other sums to the partners of Tenant.

               e.   Payment for Additional Heat.  It is the parties' intention
                    ---------------------------
that Landlord provide only the amount of thermal energy set forth in paragraph 7a.(i) below. If (i) the Landlord is operating the Power Plant in excess of the Base Operating Level (as defined below and determined on a monthly basis) solely for the purpose of supplying additional thermal energy to the greenhouse in excess of the Thermal Requirement (as defined below and determined on a monthly basis) or (ii) Lender reasonably determines that Landlord is operating the Power Plant in excess of the Base Operating Level (determined on a monthly basis) solely for the purpose of supplying additional thermal energy to the greenhouse in excess of the Thermal Requirement (determined on a monthly basis), then Tenant shall pay Landlord as additional rent an amount equal to Landlord's cumulative marginal cost of operating the Power Plant above the Base Operating Level, less the cumulative marginal revenue generated from operating the Power Plant above the Base Operating Level, as reasonably determined by Landlord and reasonably approved by Lender, to the extent that such amount is directly attributable to providing such additional thermal energy in excess of the Thermal Requirement for such month. Base Operating Level means the Power Plant thermal energy and electrical energy output rate (determined on a monthly basis) set forth on Table 2a to the Application (as defined below), a copy of which Table is attached hereto as Exhibit C, as such level may be adjusted upward from time to time by the Landlord, due to increased requirements of Public Service Company of Colorado under the Power Purchase Agreement, such adjustment to be with the consent of Lender.

          7.   Net Lease.
               ---------

               a. It is the intention of the parties to this Lease that all rents provided for herein during the Term shall be a net return to Landlord and all expenses or charges with respect to the Premises including, by way of example, irrigation water, maintenance, landscaping, repairs, remodeling or alteration of the building, structures or improvements, utilities, and the like shall be borne by Tenant and not Landlord, except as follows:

                    (i) As part of the rental being paid by Tenant to Landlord hereunder, Tenant is purchasing thermal energy from the Power Plant in such quantities as may be available to operate Tenant's greenhouse operations in accordance with the parameters set forth in that certain Application for a Certification of Qualifying Status as a Cogeneration Facility (the "Application") submitted on behalf of Landlord to the Federal Energy Regulatory Commission ("FERC"), Docket No. QF 89-7-000. For all purposes of this Agreement, the term Application shall include all filings, supplements and requests for amendments and recertifications made with respect to the Project whether or not under such docket number and whether made by or on behalf of Landlord or any other party. Table 2a attached to the Application (a copy of which Table is attached hereto as Exhibit C) sets forth the amount of greenhouse heat required on a monthly basis. The amount of greenhouse heat required set forth in Table 2a is referred to herein as the "Thermal Requirement." For purposes of this Section 7(i), the Thermal Requirement shall be determined on a weekly basis by dividing the monthly amount set forth on Table 2a by 4.33. If the Landlord fails on a weekly basis to provide thermal energy in an amount equal to 80% of the Thermal Requirement for such week, and Tenant is reasonably required to operate the emergency boilers in order to heat the greenhouse, Landlord shall reimburse Tenant for the actual cost to Tenant of natural gas required to operate the emergency boiler to provide thermal energy in an amount equal to the difference between 80% of the Thermal Requirement for such week and the actual output of thermal energy from the Power Plant during such week. In no event shall such reimbursement from Landlord to Tenant in any month exceed $25,000 even if the actual gas cost incurred by Tenant exceeds that amount. Notwithstanding the foregoing, Landlord shall have no obligation to provide thermal energy prior to the Commencement Date. At all times when Landlord is providing thermal energy from the Power Plant in an amount equal to or greater than 80% of the Thermal Requirement, Landlord will not be liable for any gas cost incurred by Tenant even if 80% of the Thermal Requirement does not provide adequate thermal heat for the greenhouse;

                    (ii) To the extent it may do so under its contractual arrangements with the City of Brush, Landlord shall provide, at no cost to Tenant, domestic water for employees of Tenant situated on the Premises in amounts no greater than those customarily used in similar greenhouse operations. As set forth in paragraph 13 below, Landlord shall not be required to and shall not provide any water to Tenant for irrigating the greenhouse crops;

                    (iii) Pursuant to paragraph 13 below, Tenant is responsible for arranging for and paying the cost of all electrical and similar utility service to the Premises. However, Landlord shall use reasonable efforts to provide Tenant emergency backup electrical power service utilizing electricity produced from the Power Plant except that Landlord shall have no obligation to provide any such service if to do so would (a) jeopardize its ability to meet, or be in conflict with, its obligation to supply power pursuant to the Power Purchase Agreement or any replacement or successor agreement, or to meet its own internal demand, (b) jeopardize the Project's status as a qualifying facility under PURPA, (c) subject Landlord to rate or other regulation as an electric company or utility, or (d) cause Landlord to incur any cost for equipment, services or fuel not otherwise required to operate the Power Plant. Landlord is agreeing to attempt to provide such emergency backup electrical power to Tenant as an accommodation to Tenant and if Landlord is unable for any reason to provide such emergency backup service to Tenant, Tenant agrees to hold harmless Landlord from any and all claims, demands, costs, liabilities or damages of any nature whatsoever arising out of Landlord's failure to provide such emergency backup electrical service for any reason. In the event that Landlord provides emergency backup electrical service to Tenant, Tenant shall, immediately upon demand, pay Landlord an amount equal to the amount that Tenant would have paid its primary provider of electrical service for such amount of electrical power; and

                    (iv) Landlord shall be responsible for maintenance (but not the cost) of "All-Risk" casualty insurance with respect to the Premises, which insurance may be carried at the discretion of Landlord in such amounts and with such companies as Landlord shall determine, on the condition that Tenant shall within 15 days after written notice from Landlord reimburse Landlord for the cost of such insurance attributable to the Premises. Tenant shall be solely responsible for insurance on the contents and operations of the greenhouse.

          8.   Taxes.  Tenant shall pay in each tax year during the Term all
               -----
real estate taxes, ad valorem taxes and assessments, general and special, including taxes levied against the buildings or structures comprising any part of the Premises assessed by the taxing authorities. In the event that the Premises is taxed as a part of the Project Property, Landlord shall make a fair and equitable apportionment of the total taxes among the remainder of the Project Property and the Premises. Landlord shall advise Tenant, in writing, of the amount of the taxes reasonably apportioned to the Premises

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and Tenant shall tender such amount to Landlord within 15 days of receipt of written request from Landlord. In addition, Tenant shall be responsible for all taxes payable to the appropriate taxing authorities for any sales, excise or other tax (not including real property tax) levied, imposed or assessed in the State of Colorado or any other political subdivision thereof or other taxing authority for Tenant's crops, inventory, furniture, trade fixtures, improvements installed by Tenant or by Landlord on behalf of Tenant and any other property of Tenant. Tenant shall, upon request of Landlord, provide proof of payment of such taxes to Landlord annually by providing a receipt marked "paid" for the taxes assessed, and any failure to pay such taxes when due shall be considered a default under this Lease.

          9.   Maintenance, Repairs and Alterations.
               ------------------------------------

               a. Except as provided in Section 7 above, Tenant shall be responsible for all costs of operating and maintaining the Premises and (i) all equipment and facilities used in connection with the Premises, (ii) the emergency boilers, (iii) the fertilizer and irrigation system, (iv) all other equipment under the control of Tenant relating to the operation of the Premises and located in the Auxiliary Building, (v) all piping used exclusively for the discharge of heat from the thermal storage system (any piping used jointly for the charge and discharge of heat from the thermal storage system shall be maintained by Landlord), (vi) the irrigation water storage tank located on the Project Property and (vii) pumps, piping and similar facilities associated with any irrigation well serving the Premises and the transporting of water from such irrigation well to the Premises (collectively, the "Related Facilities") during the Term and Tenant hereby agrees to operate and maintain the Premises and the Related Facilities in good condition, reasonable wear and tear excepted, and to operate the Premises and the Related Facilities in accordance with this Agreement and accepted industry standards throughout the Term of this Lease. Without limiting the foregoing, Tenant shall conduct its operations so as not to contaminate or to damage any steam, water or equipment used in the Project's cogeneration process. Landlord shall maintain the Auxiliary Building.

               b. All repairs to the Premises and the Related Facilities or any installations of equipment or facilities therein are to be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant shall keep all improvements comprising a part of the Premises and the Related Facilities in good repair and shall promptly replace the same when damaged, together with all electrical, plumbing and other mechanical installations thereon. Tenant will make any and all replacements from time to time required for the Premises and the Related Facilities at its expense including, by way of example, the roofs on all improvements comprising a part of the Premises. Tenant shall not make any repairs to the Premises and the Related Facilities in excess of $25,000 (other than emergency repairs to protect the Premises and the Related Facilities) unless and until Tenant shall have caused the plans and specifications therefor to have been reviewed by Landlord and shall have obtained Landlord's written approval thereof and shall have obtained the reasonable consent of Lender. If approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities. All such work shall comply with all applicable codes, rules, regulations and ordinances.

               c. Tenant will surrender the Premises and the Related Facilities at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear.

               d. Tenant will repair promptly, at its expense, any damage to the Premises and the Related Facilities regardless of fault or by whom such damage shall be caused, unless caused by Landlord or any agents, employees or contractors in the exclusive employment of Landlord (and not the joint employment of Landlord and Tenant).

          10.  Alterations by Tenant.  Tenant shall not make any alterations,
               ---------------------
renovations, improvements or other installations in or about any part of the Premises in excess of $25,000 unless and until Tenant shall cause plans and specifications therefor to have been reviewed by Landlord and shall have obtained Landlord's written approval thereof and the reasonable consent of Lender. If approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities. All such work shall comply with all applicable codes, rules, regulations and ordinances. Ordinary and customary repairs and replacements in and on the Premises or to the Related Facilities shall be promptly undertaken and promptly completed and need not have Landlord's prior approval, unless such repairs or replacements materially decrease the value or usefulness of the Premises, the Related Facilities or the Project Property.

          11.  Mechanics' Liens.  The Landlord's title is and always shall be
               ----------------
paramount to the title of the Tenant and nothing in this Lease shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair shall be deemed to be made for the immediate use and benefit of Landlord so that no mechanics' or other liens shall be allowed against the Premises or the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Premises. Tenant shall pay promptly all persons furnishing labor and/or materials with respect to any work performed by Tenant or its contractors on or about the Premises. If any mechanics' or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord and Lender.

          12.  Operations.
               ----------

               a. Subject to the limitations set forth in paragraph 5 above, the Premises shall be used by Tenant exclusively for the growing and marketing of greenhouse fruits and vegetables, using the thermal heat available from the Power Plant. It is agreed and understood that it is Landlord's paramount concern that continuous production of greenhouse fruits and vegetables be undertaken so as to continuously qualify the Landlord's cogeneration facility for the cogeneration benefits pursuant to Landlord's FERC Order, as the same may be amended from time to time. Tenant shall continuously operate the greenhouse facilities for the production of fruits and vegetables, and any failure to have planted crops allowed hereunder in place, and under production for a period in excess of 90 consecutive days in any calendar year or for a total number of days in any calendar year greater than 120 shall be considered an event of default under this Lease. Tenant warrants that it will promptly pay all of its bills, including labor costs, and any judgments, liens, or the like which may threaten Tenant's performance of its obligations under this Lease or the continued operation and maintenance of the Premises or the status of the cogeneration facility as a qualifying facility under Landlord's FERC Order. Any failure by Tenant to promptly pay such bills, judgments, liens or like charges shall be considered a default by Tenant under this Lease. Landlord may pay any such claims upon ten days' notice to Tenant, and any claims paid by Landlord on behalf of Tenant will become immediately due and owing to Landlord and Landlord may collect such sums paid together with default interest at the Prime Rate plus six percent per annum.

               b. Tenant shall, at all times, keep the Premises in a neat and orderly condition. Specifically by way of example and not by way of limitation, Tenant shall keep any garbage, trash, rubbish, refuse, disassembled equipment or vehicles out of public view within containers or structures and shall provide for the timely removal of any such garbage, trash, rubbish, refuse, disassembled equipment or vehicles from the Premises at Tenant's expense.

          13.  Utilities.  Except as set forth in paragraph 7 above with respect
               ---------
to thermal water from the Power Plant and certain domestic water for use in the Premises, Tenant shall be responsible for providing and paying for all utilities of any nature whatsoever used in connection with the Premises, including but not limited to the following:

               a. Tenant shall pay for all costs associated with irrigation water required in connection with the operation of the Premises including all costs and expenses required in connection with the maintenance, repair or operation of the irrigation system supplying water to the Premises, the treatment of the water produced by such well or wells and any other cost or expense of Landlord under the Water Lease Agreement dated as of November 1, 1991 (as amended from time to time), among Landlord, Colorado Power Partners and Brungardt Farms Company, or such replacement water lease as Landlord may obtain. Tenant shall also take and use quantities of water pursuant to such lease as may be necessary to maintain the validity and priority of the permit or decree associated with such lease.

               b. Tenant shall pay the cost of wastewater discharge to the City of Brush from the Premises. Landlord does not currently intend to separately meter Tenant's discharge of wastewater from the Premises. Accordingly, Landlord shall reasonably apportion the total charges imposed by the City of Brush for the discharge of wastewater from the Premises and the Project Property between Landlord and Tenant based upon the amount of wastewater discharged to the City of Brush by each party.

               c. Tenant shall be responsible for arranging for and paying for all electrical service to the Premises.

          14.  Indemnity and Insurance.
               -----------------------

               a.   Indemnity by Tenant.  To the extent permitted by law, Tenant
                    -------------------
shall and does hereby agree to indemnify Landlord and Lender and the officers, directors, employees, representatives, invitees and agents of each (collectively, the "Indemnified Parties") and save the Indemnified Parties harmless and, at the Indemnified Parties' option, defend the Indemnified Parties from and against any and all claims, actions, damages, liabilities and expenses including attorneys' fees or professional fees and expenses, in connection with the loss of life, personal injury and/or damage to property and any other claim arising from and out of the occupancy or use by Tenant of the Premises or the Related Facilities occasioned wholly or in part by any act or omission of Tenant, its officers, agents, directors, employees or invitees.

               b.   Tenant Insurance.  At all times after the Commencement Date,
                    ----------------
Tenant will carry and maintain, at its expense:

                    (i) public liability insurance including insurance against assumed or contractual liability under this Lease, in such amounts as Landlord may reasonably request;

                    (ii) all-risk casualty insurance covering all of Tenant's personal property on the Premises including all leasehold improvements installed in the Premises by or on behalf of Tenant in such amounts as Landlord may reasonably request;

                    (iii) if and to the extent required by law, worker's compensation or similar insurance in form and amounts required by law; and

                    (iv) such other insurance as Landlord may require, including but not limited to insurance that Landlord is required to provide pursuant to the terms of any applicable credit agreement between Landlord and Lender.

               c.   Insurance Provisions:  The company or companies writing such
                    --------------------
insurance, as well as the form of such insurance shall at all times be subject to Landlord's and Lender's approval. Public liability and all-risk casualty insurance policies evidencing such insurance shall name

Landlord or its designee and Lender as additional insured, and shall contain such other provisions and endorsements as Landlord may request.

               d.   Evidence of Insurance.  Before the date on which such
                    ---------------------
insurance first is required to be carried by Tenant, and thereafter, at least 30 days before the effective date of renewal of any such policy, Tenant will deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance.

          15.  Performance by Landlord.  If Tenant shall fail to perform any of
               -----------------------
its obligations under this Lease, Landlord may perform the same and the cost of same shall be charged to Tenant and Tenant agrees, upon five days' written notice, to pay Landlord promptly the cost thereof with default interest at the Prime Rate plus six percent per annum until paid.

          16.  Condemnation.
               ------------

               a. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord may, but shall have no obligation to make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. If Landlord elects to make such repairs, this Lease shall remain in full force and effect and Landlord shall make an equitable adjustment in the rent to reflect the reduction, if any, in Tenant's ability to utilize the Premises for greenhouse operations resulting from such taking. If the aforementioned taking renders the remainder of the Premises unsuitable for the permitted use and Landlord does not elect to make repairs necessary to restore the part not taken to useful condition, either party may terminate this Lease as of the date when Tenant is required to yield possession by giving notice to that effect within thirty (30) days after such date. In the event that Tenant remains in possession of the Premises after such taking, Tenant shall continue to pay rent through the date of termination of this Lease.

               b. All compensation awarded for any taking of the Premises or any interest therein shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business goodwill, but only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord.

          17.  Assignments and Subletting; Landlord's Consent Required.  Tenant
               -------------------------------------------------------
shall not assign, transfer or encumber this Lease in whole or in part or sublet all or any part of the Premises without first obtaining the consent of Landlord and Lender, which consent shall be in the sole and absolute discretion of Landlord and Lender.

          18.  Compliance with Laws and Regulations and Certain Agreements.
               -----------------------------------------------------------
Tenant, at its sole cost and expense, shall comply with, shall operate and maintain the Premises and Related Facilities in compliance with and shall cause the Premises and the Related Facilities to comply with (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances and any permits affecting any part of the Premises or the Related Facilities, or the use thereof, including, but not limited to, those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and those relating to disposal of any hazardous waste generated by the Premises or the Related Facilities and the obtaining of any permits required for a small quantity waste generator or otherwise, (ii) all rules, orders and regulations of the National Board of Fire Underwriters, Landlord's casualty insurer(s) and other applicable insurance rating organizations or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises or the Related Facilities, and (iii) the terms and conditions of the Wastewater Agreement (insofar as such agreement regulates and limits wastewater discharges from the Premises) so as not to jeopardize Landlord's wastewater disposal rights thereunder (as reasonably determined by Landlord) and the Grant Agreement (insofar as such agreement requires the hiring of certain numbers of moderate and low-income workers), both dated August 12, 1991, between the City of Brush and CTI Partners, Landlord's predecessor in interest.

          19.  Default.
               -------

               a.   Event of Default Defined.  Any one or more of the following
                    ------------------------
events shall constitute an event of default:

                    (i) the sale of Tenant's interest in the Premises under attachment, execution or similar legal process or, if Tenant is adjudicated a bankrupt or insolvent and such adjudication is not vacated within ten days;

                    (ii) the filing of a voluntary or involuntary bankruptcy or insolvency petition of Tenant or any guarantor, or the reorganization of Tenant or any such guarantor, or any arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the federal Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within 30 days after the date of filing;

                    (iii) admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

                    (iv) the appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten days of its entry;

                    (v) the making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or in any other manner Tenant's interests in this Lease shall pass to another by operation of law;

                    (vi) failure of Tenant to pay any rental or any other sum of money due hereunder within ten days after the same is due hereunder;

                    (vii) failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting;

                    (viii) failure by Tenant to cure forthwith, immediately after the earlier of actual knowledge by Tenant or receipt of notice from Landlord, any hazardous condition which Tenant has created or allowed to exist in violation of law or of this Lease;

                    (ix) default by Tenant in the performance or observance of any other covenant or agreement of this Lease (other than a default involving the payment of money or as listed above in paragraph 19(i) through (viii)), which default is not cured within 30 days after the giving of notice thereof by Landlord, unless such default is of such a nature that it cannot be cured within such 30-day period, in which case no event of default shall occur so long as (A) Landlord shall determine that the status of the Power Plant as a qualifying cogeneration facility under PURPA is not jeopardized by such delay, and (B) Tenant shall promptly commence the curing of the default within such 30-day period and shall thereafter diligently prosecute the curing of same but in no event shall such 30-day period be extended for more than a total of 90 days;

                    (x) the vacating or abandonment of the Premises by Tenant at any time during the term of this Lease, which vacation or abandonment shall include, but not be limited to, the failure to have planted crops allowed hereunder in place for the production of fruit or vegetables for a period greater than 90 consecutive days in any calendar year or for a total number of days in any calendar year greater than 120;

                    (xi) default by Tenant under the Working Capital Credit Agreement, Security Agreement and Financing Statement (the "Credit Agreement") of even date herewith between Landlord and Tenant, a copy of which agreement is attached hereto as Exhibit B, unless such default is cured within any applicable cure period as set forth in the Credit Agreement; and

                    (xii) default by Tenant under the Greenhouse Management Agreement, unless such default is cured within any applicable cure period as set forth in the Greenhouse Management Agreement.

               b.   Remedies.  Upon the occurrence and continuance of an event
                    --------
of default, Landlord, without notice to Tenant in any instance (except where expressly provided for below or by applicable law) shall have any one or more of the following rights in addition to all other rights and remedies provided elsewhere herein or at law or in equity;

                    (i) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the default rate equal to the Prime Rate plus six percent per annum from the date of such expenditures, shall be deemed additional rental and shall be payable by Tenant to Landlord upon demand;

                    (ii) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

                    (iii) after giving notice to Tenant, elect to terminate Tenant's right of possession and immediately repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

                    (iv) elect to take over the management and operation of the greenhouse facility using the trade fixtures and equipment of Tenant which Tenant has used in operation of the greenhouse as if owned by Landlord in its own right, and continue the operation of the greenhouse in its own right or through some additional party, which operation may be done without legal liability or obligation to Tenant. If this provision of default is invoked, Landlord shall have the right to inspect and copy all of the Tenant's records relating to the operation of the greenhouse including, without limitation, all customer lists and marketing plans relating to the greenhouse and ancillary facilities and the Related Facilities; or

                    (v) exercise any other legal or equitable right or remedy which it may have.

          Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rental and shall be repaid to Landlord by Tenant upon demand. If this Lease is terminated pursuant to this Section 19(b), then, if requested by Landlord or its assigns, Tenant shall assign to Landlord or its assigns Tenant's rights under the Greenhouse Management Agreement.

          20.  Damages.  If this Lease is terminated by Landlord pursuant to the
               -------
default provisions of this Lease, Tenant nevertheless shall remain liable for any rental and any other additional sums or damages which may be due or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease or sustained by Landlord prior to such termination, and all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time (all such rental, other sums, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages"). In addition to Termination Damages and all other damage remedies available to Landlord under any applicable law, Tenant agrees that, at the election of Landlord, Landlord shall be entitled to either of the following damage remedies:

               a. An amount equal to the rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented, which such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination; any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any similar damages for any subsequent month by a similar proceeding; or

               b. An amount equal to the present value (as of the date of such termination and discounted at the rate of 10% per annum) of rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises for the remainder of the Term (discounted at the same rate) as determined by an independent real estate appraiser named by Landlord (the cost of which appraiser shall be borne equally by Landlord and Tenant), in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear default interest at the Prime Rate plus six percent per annum until paid.

          21.  Subordination and Attornment.
               ----------------------------

               a. Tenant agrees that its rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or security agreement given by Landlord for the benefit of Lender, and to any other mortgage, indenture, deed of trust or other encumbrance, together with any conditions, renewals, extensions, modifications, consolidations or replacements thereof, now or hereinafter affecting or placed, charged or enforced against all or any portion of the Premises. This clause shall be self-operative and no further instruments or subordination shall be required in order to effectuate it. Nevertheless, Tenant shall execute, acknowledge and deliver to Landlord at any time and from time to time, upon demand of Landlord, such documents as may be requested by Landlord or such mortgagee or trustee to confirm or effectuate any subordination hereunder.

               b. Tenant agrees that if Lender obtains title to the Premises, or if Lender notifies the Tenant that Landlord is in default thereunder, Tenant will pay to Lender or Lender's designees all rent subsequently payable hereunder. Further, Tenant agrees that in the event Lender obtains title to the Premises, Tenant will, upon request of any such party, automatically become the Tenant of and attorn to such successor in interest without changing the terms and provisions of the Lease.

          22.  Notices.
               -------

               Notices and other communications with respect to this Lease shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy. Unless other addresses or telecopy numbers are specified in writing pursuant to this Section 21 to each other party to this Lease, such notices or other communications shall be sent to the following addresses or telecopy numbers, as the case may be:

          (a)  if to Landlord, at:

               Brush Cogeneration Partners
               4845 Pearl East Circle, Suite 300
               Boulder, Colorado 80301-2474
               Attn:  Edward J. Wetherbee

               with a copy to:

               Noah I. Power Partners, L.P.
               c/o Ark Energy, Inc.
               23293 South Pointe Drive
               Laguna Hills, California  92653
               Attn:  Kent Larsen

          (b)  if to Tenant, at:

               Brush Greenhouse Partners II Limited
               Liability Company
               303 East 17th Avenue, Suite 1070
               Denver, Colorado 80203
               Attn:  Nicholas G. Muller, Esq.

          (c) if to Lender, at such address as Landlord shall notify Tenant from time-to-time:

All notices and other communications given to the parties hereto shall be deemed to have been given on the date of receipt.

          23.  FERC Requirement Compliance.  Tenant, by the execution hereof,
               ---------------------------
covenants and agrees that the annual useful thermal output available from the Power Plant provided by Landlord will be used by Tenant to heat the greenhouse facility, and that Tenant shall take and consume for useful purposes such amounts of thermal energy as are required by, and shall otherwise comply with, the terms of the annual thermal usage and output requirements required under PURPA to maintain the Power Plant's status as a qualifying cogeneration facility and to comply with that certain Order Granting Application for Certification as a Qualifying Cogeneration Facility ("FERC Order") issued February 21, 1992, by FERC, Docket No. QF 89-7-000, and in compliance with the description of greenhouse operations contained in the Application, a copy of which has previously been furnished to Tenant. In the event the FERC Order is amended or that operating conditions in the Power Plant require that Tenant change its thermal energy consumption rates, Tenant agrees to comply with all requests of Landlord to assure maintenance of the Power Plant's status as a qualifying cogeneration facility under

PURPA whether the requirements for the maintenance of such status are set forth in such amended FERC Order, any application made by Landlord in connection therewith, or otherwise, provided that if in order to take and consume for useful purposes thermal energy in excess of what is practicable using the greenhouse structure then in place, any enlargement or material alteration to the greenhouse is necessary, the cost of such enlargement or alteration shall be borne by Landlord. Landlord shall have the right to monitor Tenant's compliance with the requirements described herein.

          24.  Miscellaneous.
               -------------

               a.   Estoppel Certificates.  At any time and from time to time,
                    ---------------------
within ten days after Landlord or any Lender shall request the same, Tenant will execute, acknowledge and deliver to Landlord and to such Lender or such other party as may be designated by Landlord an estoppel certificate and consent to collateral assignment in the form furnished by Landlord, with respect to the matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord or such Lender. If Tenant fails to provide such certificate within ten days after request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord or such Lender and Landlord is hereby authorized to so certify.

               b.   Inspections and Access by Landlord.  Tenant will permit
                    ----------------------------------
Landlord, its agents, employees and contractors and Lender and its representative to enter all parts of the Premises during Tenant's business hours to inspect the same and to enable Landlord to enforce or carry out any provision of this Lease including, without limitation, any access necessary for the making of any repairs that are Landlord's obligation hereunder.

               c.   Right of Access by Tenant.  Tenant shall have the right to
                    -------------------------
use areas reasonably designated by the Landlord for ingress and egress to the Premises and for loading and unloading operations directly related to the Premises. Tenant shall be responsible for and agrees to immediately repair any damage to such areas and indemnify and hold harmless the Indemnified Parties from any damage resulting from Tenant's use of such areas and to hold harmless the Indemnified Parties from any and all claims of any nature whatsoever arising out of Tenant's use of such areas.

               d.   Remedies Cumulative.  No reference to any specific right or
                    -------------------
remedy shall preclude Landlord from
exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease shall affect or alter this Lease in any way whatsoever.

               e.   Successors and Assigns.  This Lease and the covenants and
                    ----------------------
conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to in writing by Landlord and Lender. Upon the sale or other transfer by Landlord of its interest in the Premises, and assumption of possession of the Premises by the assignee, only the assignee shall be responsible for all Landlord's obligations under this Lease occurring thereafter. The Lender shall not be deemed such a purchaser, successor or assignee hereunder.

               f.   No Joint Venture.  Any intention to create a joint venture
                    ----------------
or partnership relation between the parties hereto is hereby expressly disclaimed.

               g.   No Modification.  This writing is intended by the parties as
                    ---------------
a final expression of their agreement and as a complete and exclusive statement of the terms thereof. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

               h.   Severability.  If any portion of any term or provision of
                    ------------
this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

               i.   Applicable Law.  This Lease and the rights and obligations
                    --------------
of the parties hereunder shall be construed in accordance with the laws of the State of Colorado.

               j.   Waiver of Jury Trial.  Landlord and Tenant hereby mutually
                    --------------------
waive any and all rights (only pertaining to Landlord and Tenant with regard to this Lease) that either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

               k.   Non-recourse.  Notwithstanding anything to the contrary
                    ------------
contained in this Lease, in the event of any claim, demand, cause of action or judgment against Landlord, Tenant shall have no recourse against any of the partners of Landlord (or any of the partners of such partners) or against any of the assets of any of the partners of Landlord (or any of the partners of such partners), except to the extent that such assets are also assets of Landlord.

               l.   Representations of Tenant.  Tenant represents and warrants
                    -------------------------
to Landlord that this Lease constitutes the valid and binding obligation of Tenant and each and every partner of Tenant. The execution and delivery of this Lease has been duly authorized by all necessary action by Tenant and the person executing this Lease on behalf of Tenant is duly authorized and has all necessary power and authority to act on behalf of Tenant.

               m.   Delivery and Possession.  If the Landlord shall be unable to
                    -----------------------
give possession of the Premises to Tenant on the date of the Commencement Date for any reason, Landlord shall not be subject to any liability for failure to give possession to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy, and no such failure to give possession on the date of commencement of the Term shall affect the validity of this Lease or the obligations of the Tenant hereunder, nor shall the same be construed to extend the Term. The Premises shall not be deemed to be unready or unavailable for Tenant's possession or occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof, or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, or shall be caused in whole or in part by delay or default on the part of Tenant.

               n.   Lender Protection.  Tenant agrees to give any Lender by
                    -----------------
registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within 20 days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such 20 days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then any Lender shall have an additional 30 days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Lender has commenced within such 30 days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

               o.   Entire Agreement.  This Lease sets forth the entire
                    ----------------
agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior written agreements, negotiations and oral understandings, if any, with respect thereto.

               p.   Landlord's Liability.  Tenant hereby agrees that neither
                    --------------------
Landlord nor its agents, employees or invitees shall be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, nor shall Landlord, its agents, employees or invitees be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause of whatsoever nature, unless the damage or injury is proximately caused by or due to the negligence of Landlord, its agents, employees or invitees, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the

Project Property of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.


          IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        BRUSH COGENERATION PARTNERS



                                        By: [SIGNATURE ILLEGIBLE]
                                           ----------------------------------
                                             Management Committee Member


                                        TENANT:

                                        BRUSH GREENHOUSE PARTNERS II
                                        LIMITED LIABILITY COMPANY

                                        By: /s/ Edward J. Wetherbee
                                           ----------------------------------
                                             Manager

                                   EXHIBIT A
                                   ---------

                        (Description of the BCP Parcel)

That part of the Northeast Quarter (NE1/4) of Section 10, Township 3 North, Range 56 West of the Sixth Principal Meridian, Morgan County, Colorado, described as commencing at a point on the East side of said NE1/4, said point being 1327.3 feet south of said NE corner of the NE1/4 and considering the east side of said NE1/4 as bearing N 00 degrees 00 minutes 00 seconds E with all other bearings relative thereto; thence N 89 degrees 36 minutes W and parallel with the south side of the Platte and Beaver Improvement Company's Addition to the Town of Brush, Colorado 750.0 feet; thence N 00 degrees 00 minutes 00 seconds E 238.3 feet to the south line of said Platte and Beaver Addition; thence N 89 degrees 36 minutes W along the south line of said Platte and Beaver Addition 1916.9 feet to the West line of said NE1/4 of Section 10; thence S 00 degrees 20 minutes W along the West line of said NE1/4 1126.S feet; thence N 90 degrees 00 minutes 00 seconds E 675.3 feet; thence N 00 degrees 00 minutes 00 seconds E 370.41 feet; thence N 90 degrees 00 minutes 00 seconds E 1998.1 feet to a point on the east side of said NE1/4; thence N 00 degrees 00 minutes 00 seconds E along said east side 499.24 feet to the point of beginning.

                                  EXHIBIT A-1

                             [GRAPHS APPEARS HERE]

EDGAR DESCRIPTION -TO COME-